News Release

Cenveo Announces Second Quarter 2015 Results

Net Sales of $460.9 million in Q2 2015
Adjusted EBITDA of $42.1 million in Q2 2015
Q2 2015 Adjusted EBITDA Margins of 9.1% compared to 8.1% in Q1 2015
Provides Update on Strategic Review
Dismisses Current Audit Firm, Successor Firm Search Initiated
Reaffirms Full Year 2015 Financial Guidance

STAMFORD, CT – (July 22, 2015) – Cenveo, Inc. (NYSE: CVO) today announced results for the three and six months ended June 27, 2015.

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
"We are pleased with the performance of our operations during the second quarter. Our results continue to reflect our consolidation efforts that were implemented in our envelope group as solid direct mail volumes and price increases offset the impact of facility closures that were completed throughout 2014. Our envelope segment Adjusted EBITDA margins for the second quarter were 10.2%, which we committed to achieving at the time we completed the acquisition of certain assets of National and began the integration process. Our print, label and packaging groups continued to perform in-line with our expectations for the first six months of the year as well."

The Company generated net sales of $460.9 million for the three months ended June 27, 2015, compared to $479.4 million for the same period last year, a decline of 3.9%. The Company generated net sales of $936.0 million for the six months ended June 27, 2015, compared to $969.5 million for the same period last year, a decline of 3.5%. The decline in net sales is attributable to the consolidation of several envelope facilities during the second half of 2014 in connection with the accelerated integration of the National Envelope assets with our existing operations and two new envelope facilities, and continued pricing pressure in our print business. Excluding the impact of the integration, we believe our envelope group net sales were up modestly, which is primarily attributable to product mix and pricing improvements, offset by volume declines.

Operating income was $23.2 million for the three months ended June 27, 2015, compared to operating income of $13.3 million for the same period last year, an improvement of 74.0%. Operating income was $41.4 million for the six months ended June 27, 2015, compared to operating income of $23.4 million for the same period last year, an improvement of 76.9%. Operating income in 2014 was impacted by expenses associated with the closure and consolidation of several envelope facilities related to the integration of the National Envelope assets, which resulted in significant operating margin improvement and efficiencies in 2015. Non-GAAP operating income was $27.7 million for the three months ended June 27, 2015, compared to $25.5 million for the same period last year, and $51.5 million for the six months ended June 27, 2015, compared to $45.7 million for the same period last year. A reconciliation of operating income to non-GAAP operating income is presented in the attached tables.

For the three months ended June 27, 2015, the Company had a loss from continuing operations of $2.4 million, or $0.04 per diluted share, compared to a loss of $39.3 million, or $0.59 per diluted share, for the same period last year. For the six months ended June 27, 2015, the Company had a loss from continuing operations of $10.1 million, or $0.15 per diluted share, compared to a loss of $56.1 million, or $0.84 per diluted share, for the same period last year. The improvement was primarily due to a $26.5 million debt extinguishment charge in the prior year in connection with the debt refinancing that was completed in June 2014, as well as the significant operating margin improvement and efficiencies resulting from the National Envelope integration. Non-GAAP income from continuing operations was $2.7 million, or $0.03 per diluted share, for the three months ended June 27, 2015, compared to non-GAAP loss from continuing operations of $1.8 million, or $0.03 per diluted share, for the same period last year. For the six months ended June 27, 2015, non-GAAP loss from continuing operations was $0.1 million, or $0.00 per diluted share, compared to a loss of $9.6 million, or $0.14 per diluted share, for the same period last year. A reconciliation of loss from continuing operations to non-GAAP income (loss) from continuing operations is presented in the attached tables.

Adjusted EBITDA remained flat at $42.1 million for both the three months ended June 27, 2015 and June 28, 2014. For the six months ended June 27, 2015, Adjusted EBITDA was $80.8 million, compared to $78.9 million for the same period last year. A reconciliation of net loss to Adjusted EBITDA is presented in the attached tables.

Cash flow used in operating activities of continuing operations for the six months ended June 27, 2015 was $1.6 million, compared to a use of cash of $25.4 million for the same period last year. This improvement was primarily driven by cost reductions and efficiencies resulting from the completion of the accelerated integration of the National Envelope assets with our existing operations and two new facilities, the timing of interest payments on our long-term debt, and lower contributions to post-retirement plans versus the prior period.

Strategic Review Update:
Over the course of the last several months we have been actively involved in moving forward with our plan to review and potentially divest certain non-strategic assets. We have engaged Barclays Capital Inc. as our financial advisor to assist on alternatives for certain assets. As of today, we have received multiple non-binding indications of interest for these assets and are currently evaluating them. While there can be no assurance that we will ultimately reach an agreement with any of these buyers or the timing of reaching such agreement, we are encouraged by the level of interest in these assets and recent market valuations.

Audit Firm Dismissal:
As we will discuss further on our call, upon reviewing certain facts that came to our attention within the last week, the Audit Committee of the Board of Directors ("Audit Committee") concluded that as of March 5, 2015, Grant Thornton LLP ("Grant Thornton") was no longer independent. As we will report in our filings with the Securities and Exchange Commission ("SEC"), the independence matter relates solely to a tax engagement in which Grant Thornton exceeded the scope of work on pre-approved non-audit services for the Company. As such, earlier this week we dismissed Grant Thornton as our independent accounting firm. The Audit Committee has begun the process to identify a new firm and we expect to announce a new firm over the coming days or weeks. We want to emphasize further that this change does not have any impact on Grant Thornton’s audit of our consolidated financial statements or internal control over financial reporting for 2014 or any of the prior year periods and that our consolidated financial statements can continue to be relied upon for those periods. Nonetheless, until our new independent auditors review our Forms 10-Q for 2015, those Forms 10-Q will not have been reviewed by an “independent” firm as required by SEC rules. We expect that our new independent auditors, immediately upon engagement, will commence that review to bring the Forms 10-Q into full SEC compliance. The Company’s Audit Committee and management believe that the financial information included in the first quarter Form 10-Q and to be included in the second quarter Form 10-Q fairly present or will present, as the case may be, in all material respects, the financial condition and results of operations of the Company as of and for the applicable quarter ended. We appreciate the support that Grant Thornton has provided to the Company over the last seven years and wish the firm continued success.

Robert G. Burton, Sr., Chairman and Chief Executive Officer concluded:
"As we begin the second half of 2015, we are excited about the progress we have made operationally and strategically. We will look to continue executing our plan of improving margins, driving stronger cash flow and paying down our higher cost debt. Given the progress we made during the first half of 2015, the seasonal impact of our operations in the back half of our fiscal year, and the momentum that we are seeing in the business, we reaffirm our 2015 full year financial guidance. I remain optimistic about the Company’s future as I believe that our focus on operational improvements and strategic initiatives will yield positive results for our investors."

Conference Call:
Cenveo will host a conference call tomorrow, Thursday, July 23, 2015 at 9:00 a.m. Eastern Time. The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (in thousands, except per share data) (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Net sales	$460,857	$479,410	$935,962	$969,529
Cost of sales	384,105	399,436	781,993	814,593
Selling, general and administrative expenses	49,037	55,840	101,298	111,334
Amortization of intangible assets	2,446	3,449	4,853	6,898
Restructuring and other charges	2,040	7,338	6,394	13,285
Operating income	23,229	13,347	41,424	23,419
Interest expense, net	25,278	26,666	50,970	54,576
Loss on early extinguishment of debt, net	126	26,480	559	26,498
Other expense (income), net	347	212	130	(297)
Loss from continuing operations before income taxes	(2,522)	(40,011)	(10,235)	(57,358)
Income tax benefit	(103)	(710)	(169)	(1,270)
Loss from continuing operations	(2,419)	(39,301)	(10,066)	(56,088)
Income (loss) from discontinued operations, net of taxes	14	664	(18)	1,617
Net loss	(2,405)	(38,637)	(10,084)	(54,471)
Other comprehensive income (loss):
Changes in pension and other employee benefit accounts, net of taxes	1,342	480	2,684	960
Currency translation adjustment	91	645	(1,239)	733
Comprehensive loss	$(972)	$(37,512)	$(8,639)	$(52,778)

(Loss) income per share – basic:
Continuing operations	$(0.04)	$(0.59)	$(0.15)	$(0.84)
Discontinued operations	—	0.01	—	0.02
Net loss	$(0.04)	$(0.58)	$(0.15)	$(0.82)

(Loss) income per share – diluted:
Continuing operations	$(0.04)	$(0.59)	$(0.15)	$(0.84)
Discontinued operations	—	0.01	—	0.02
Net loss	$(0.04)	$(0.58)	$(0.15)	$(0.82)

Weighted average shares outstanding:
Basic	67,831	66,496	67,789	66,416
Diluted	67,831	66,496	67,789	66,416

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the Six Months Ended
	June 27, 2015	June 28, 2014
Cash flows from operating activities:
Net loss	$(10,084)	$(54,471)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of discontinued operations, net of taxes	—	(1,559)
Loss (income) from discontinued operations, net of taxes	18	(58)
Depreciation and amortization, excluding non-cash interest expense	29,456	32,860
Non-cash interest expense, net	4,990	5,006
Deferred income taxes	(622)	(1,121)
Loss on sale of assets	(299)	4
Non-cash restructuring and other charges, net	2,800	4,821
Loss on early extinguishment of debt, net	559	26,498
Stock-based compensation provision	444	1,672
Other non-cash charges	2,912	2,346
Changes in operating assets and liabilities, excluding the effects of acquired businesses:
Accounts receivable	19,695	2,483
Inventories	(7,026)	(530)
Accounts payable and accrued compensation and related liabilities	(31,355)	(8,369)
Other working capital changes	(9,228)	(22,252)
Other, net	(3,865)	(12,757)
Net cash used in operating activities of continuing operations	(1,605)	(25,427)
Net cash used in operating activities of discontinued operations	(24)	(1,687)
Net cash used in operating activities	(1,629)	(27,114)
Cash flows from investing activities:
Capital expenditures	(13,703)	(16,777)
Purchase of investment	—	(2,000)
Proceeds from sale of property, plant and equipment	1,429	320
Net cash used in investing activities of continuing operations	(12,274)	(18,457)
Net cash provided by investing activities of discontinued operations	—	2,196
Net cash used in investing activities	(12,274)	(16,261)
Cash flows from financing activities:
Proceeds from issuance of 6.000% senior secured priority notes due 2019	—	540,000
Proceeds from issuance of 8.500% junior secured priority notes due 2022	—	250,000
Payment of financing-related costs and expenses and debt issuance discounts	(1,210)	(35,017)
Repayments of other long-term debt	(2,582)	(2,967)
Repayment of 11.5% senior notes due 2017	(22,720)	—
Purchase and retirement of common stock upon vesting of RSUs	(218)	(562)
Proceeds from exercise of stock options	2	—
Repayment of 15% Unsecured Term Loan due 2017	—	(10,000)
Repayment of Term Loan Facility due 2017	—	(329,100)
Repayment of 8.875% senior second lien notes due 2018	—	(400,000)
Borrowings under ABL Facility due 2017	265,900	287,900
Repayments under ABL Facility due 2017	(227,000)	(258,900)
Net cash provided by financing activities	12,172	41,354
Effect of exchange rate changes on cash and cash equivalents	(665)	20
Net decrease in cash and cash equivalents	(2,396)	(2,001)
Cash and cash equivalents at beginning of period	14,593	11,329
Cash and cash equivalents at end of period	$12,197	$9,328

Cenveo, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands)

	June 27, 2015	December 27, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,197	$14,593
Accounts receivable, net	259,861	281,898
Inventories	142,657	137,010
Prepaid and other current assets	47,256	50,406
Assets of discontinued operations - current	37	8
Total current assets	462,008	483,915

Property, plant and equipment, net	270,942	282,408
Goodwill	185,552	185,849
Other intangible assets, net	152,852	157,704
Other assets, net	45,599	48,015
Total assets	$1,116,953	$1,157,891

Liabilities and Shareholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$4,466	$4,355
Accounts payable	206,732	232,184
Accrued compensation and related liabilities	31,267	37,125
Other current liabilities	78,420	87,221
Liabilities of discontinued operations - current	104	70
Total current liabilities	320,989	360,955

Long-term debt	1,247,783	1,229,984
Other liabilities	189,267	199,627
Commitments and contingencies
Shareholders’ deficit:
Preferred stock	—	—
Common stock	679	677
Paid-in capital	370,454	370,228
Retained deficit	(915,467)	(905,383)
Accumulated other comprehensive loss	(96,752)	(98,197)
Total shareholders’ deficit	(641,086)	(632,675)
Total liabilities and shareholders’ deficit	$1,116,953	$1,157,891

Cenveo, Inc. and Subsidiaries Reconciliation of Operating Income to Non-GAAP Operating Income (in thousands) (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Operating income	$23,229	$13,347	$41,424	$23,419
Integration, acquisition and other charges	2,141	4,005	3,241	7,342
Stock-based compensation provision	312	836	444	1,672
Restructuring and other charges	2,040	7,338	6,394	13,285
Non-GAAP operating income	$27,722	$25,526	$51,503	$45,718

Cenveo, Inc. and Subsidiaries
Reconciliation of Loss from Continuing Operations to Non-GAAP Income (Loss) from Continuing Operations and Related Per Share Data
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Loss from continuing operations	$(2,419)	$(39,301)	$(10,066)	$(56,088)
Integration, acquisition and other charges	2,141	4,005	3,241	7,342
Stock-based compensation provision	312	836	444	1,672
Restructuring and other charges	2,040	7,338	6,394	13,285
Loss on early extinguishment of debt, net	126	26,480	559	26,498
Income tax benefit	(435)	(1,172)	(639)	(2,261)
Interest expense on 7% Notes, net of taxes	977	—	—	—
Non-GAAP income (loss) from continuing operations	$2,742	$(1,814)	$(67)	$(9,552)

(Loss) income per share – diluted:
Continuing operations	$(0.03)	$(0.59)	$(0.15)	$(0.84)
Integration, acquisition and other charges	0.02	0.06	0.05	0.11
Stock-based compensation provision	—	0.01	0.01	0.02
Restructuring and other charges	0.02	0.11	0.09	0.20
Loss on early extinguishment of debt, net	—	0.40	0.01	0.40
Income tax benefit	—	(0.02)	(0.01)	(0.03)
Interest expense on 7% Notes, net of taxes	0.02	—	—	—
Non-GAAP income (loss) from continuing operations	$0.03	$(0.03)	$—	$(0.14)

Weighted average shares - diluted	87,942	66,496	67,789	66,416

Cenveo, Inc. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (in thousands) (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Net loss	$(2,405)	$(38,637)	$(10,084)	$(54,471)
Interest expense, net	25,278	26,666	50,970	54,576
Income tax benefit	(103)	(710)	(169)	(1,270)
Depreciation	12,322	13,350	24,603	25,962
Amortization of intangible assets	2,446	3,449	4,853	6,898
Integration, acquisition and other charges	2,141	4,005	3,241	7,342
Stock-based compensation provision	312	836	444	1,672
Restructuring and other charges	2,040	7,338	6,394	13,285
Loss on early extinguishment of debt, net	126	26,480	559	26,498
(Income) loss from discontinued operations, net of taxes	(14)	(664)	18	(1,617)
Adjusted EBITDA, as defined	$42,143	$42,113	$80,829	$78,875

###

In addition to results presented in accordance with accounting principles generally accepted in the U.S. ("GAAP"), we use certain non-GAAP financial measures, including organic revenue growth, Adjusted EBITDA, non-GAAP income (loss) from continuing operations, non-GAAP operating income, non-GAAP operating income margin, and adjusted free cash flow. Non-GAAP operating income is defined as operating income excluding integration, acquisition and other charges, stock-based compensation provision, and restructuring and other charges. Non-GAAP operating income margin is calculated by dividing non-GAAP operating income into net sales. Non-GAAP income (loss) from continuing operations excludes integration, acquisition and other charges, stock-based compensation provision, impairment of intangible assets, gain on bargain purchase, restructuring and other charges, loss on early extinguishment of debt, net, and an adjustment to income taxes to reflect an estimated cash tax rate. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, integration, acquisition and other charges, stock-based compensation provision, restructuring and other charges, impairment of intangible assets, gain on bargain purchase, loss on early extinguishment of debt, net, and income (loss) from discontinued operations, net of taxes. Adjusted free cash flow is defined as Adjusted EBITDA less cash interest, cash taxes, and capital expenditures, net of proceeds from the sale of plant, property and equipment. Organic revenue growth is defined as the growth in net sales, after adjusting for the estimated impact of acquisitions. These are non-GAAP financial measures, as defined herein, and should be read in conjunction with GAAP financial measures. A reconciliation of loss from continuing operations to non-GAAP income (loss) from continuing operations, operating income to non-GAAP operating income, and net loss to Adjusted EBITDA is presented in the attached tables. These non-GAAP financial measures are not presented as an alternative to cash flows from continuing operations, as a measure of our liquidity or as an alternative to reported net loss as an indicator of our operating performance. The non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, non-GAAP income (loss) from continuing operations, non-GAAP operating income, non-GAAP operating income margin and adjusted free cash flow along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value. Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives. We also use Adjusted EBITDA internally to evaluate the operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities. The non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo (NYSE: CVO), world headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom boxes, custom labels, shrink sleeve labels, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With a worldwide distribution platform, we pride ourselves on delivering quality solutions and service every day for our more than 100,000 customers. For more information please visit us at www.cenveo.com.
________________________
Statements made in this release, other than those concerning historical financial information, may be considered "forward-looking statements," which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors which could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent United States and global economic conditions have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings available to us which could further exacerbate our risk exposure from debt; (vi) our ability to successfully integrate acquired businesses with our business; (vii) a decline in our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets, including goodwill and other long-lived assets; (viii) the industries in which we operate our business are highly competitive and extremely fragmented; (ix) a general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the Internet and other electronic media adversely affecting our business; (xii) increases in paper costs and decreases in the availability of raw materials; (xiii) our labor relations; (xiv) our compliance with environmental laws; (xv) our dependence on key management personnel; (xvi) any failure, interruption or security lapse of our information technology systems; and (xvii) statutory requirements that share repurchases are subject to certain asset sufficiency standards. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at www.cenveo.com.

Inquiries from analysts and investors should be directed to Ayman Zameli at (203) 595-3063.